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                                                                     EXHIBIT 5.1


                [Letterhead of Blank Rome Tenzer Greenblatt LLP]


                                August 25, 2000



Suprema Specialties, Inc.
510 East 35th Street
Paterson, New Jersey 07543

Gentlemen:

              You have requested our opinion in connection with the public offering and sale by Suprema Specialties, Inc., a New York corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), of (i) up to 115,000 shares (the "Offered Shares") of the common stock, $.01 par value, of the Company (the "Common Stock") and (ii) Representatives' warrants ("Representatives' Warrants") to purchase up to 10,000 shares of Common Stock of the Company (the "Warrant Shares") to be offered by the Company in an underwritten offering, pursuant to a Registration Statement (the "Registration Statement") filed pursuant to Rule 462(b) of the Securities Act.

              We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, the conformity to the originals of all documents presented to us as conformed or reproduced copies and the enforceability of all agreements and similar documents presented to us. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

              Based upon and subject to the foregoing, it is our opinion that

       1. The Offered Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

       2. The Representatives' Warrants, when paid for and issued as contemplated by the Registration Statement, will be valid and binding obligations of the Company.

       3. The Warrant Shares have been duly authorized and, when sold, paid for and issued upon exercise of the Representatives' Warrants in accordance with the terms of the Representatives' Warrants, will be validly issued, fully paid and nonassessable.

              The opinion expressed in paragraph 2 with regard to the valid and binding nature of the obligations referred to therein are limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or limiting creditors' rights generally and subject to general principles of equity.

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Suprema Specialties, Inc.
August 25, 2000
Page 2


              We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                         Very truly yours,

                                /s/ BLANK ROME TENZER GREENBLATT LLP


                                  BLANK ROME TENZER GREENBLATT LLP